September  9, 1997





Smith Barney Money Funds, Inc.
  388 Greenwich Street,
    New York, New York 10013.

Dear Sirs:
		In connection with the registration under the Securities Act of 1933 (the "Act") of shares (the "Shares") of Common Stock, par value $.01 per share, of Smith Barney Money Funds, Inc., a Maryland Corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
		Upon the basis of such examination, we advise you that, in our opinion, when not more Shares than are authorized by the Articles of Incorporation but are unissued are issued and sold in accordance with the Company's
Registration Statement on Form N-14 (File No. 333-31761) under the Act in connection with the acquisition by the Company on behalf of the Cash
Portfolio of all or substantially all of the assets, and the assumption of certain liabilities, of the Income Return Portfolio, a series of Smith Barney Funds, Inc. and in accordance with the Articles of Incorporation and By-Laws of the Company, the Shares will be validly issued, fully paid and nonassessable.

		The foregoing opinion is limited to the laws of the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Maryland law we have, with your approval, relied upon the opinion dated September 9, 1997 of Piper & Marbury, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Piper & Marbury. We believe you and we are justified in relying on such opinion for such matters.

		We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

		We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

							Very truly yours,

								/s/ Sullivan & Cromwell